Exhibit 23

Deloitte.	Deloitte & Touche LLP
50 Fremont Street San Francisco, CA 94105-2230 USA Tel: +1 415 783 4000 Fax: +1 415 783 4329 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-8: No. 2-72586, No. 2-60029, No. 33-39089, No. 33-40505, No. 33-54686, No. 33-54688, No. 33-54690, No. 33-56021, No. 333-00417, No. 333-12337, No. 333-36265, No. 333-68285, No. 333-72921, No. 333-76523, No. 333-47508, No. 333-59292, No. 333-88470, No. 333-90414, No. 333-103128, and No. 333-105934 and Registration Statement No. 333-87442 on Form S-3 of our report dated March 25, 2005, relating to the financial statements of The Gap. Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of The Gap. Inc. for the year ended January 29, 2005.

/s/ Deloitte & Touche LLP

San Francisco, California

March 25, 2005

Member of

Deloitte Touche Tohmatsu